LIVE NATION ANNOUNCES Closing of $1.2 billion 6.5% notes due 2027

LOS ANGELES – May 20, 2020 – Live Nation Entertainment, Inc. (NYSE: LYV) today announced the completion of its previously announced offering of $1.2 billion in aggregate principal amount of 6.5% senior secured notes due 2027.  As previously announced, due to overwhelming investor demand the offering was upsized to $1.2 billion from $800 million.  Proceeds from the transaction will be used for general corporate purposes.

“This added liquidity will help bolster our already strong balance sheet, providing us with extra cushion to withstand any scenario well into 2021, as well as ample resources to capitalize on current innovations and ramp business up quickly when the time is right,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “Artists' endless creativity along with the enduring fan demand for concerts fuels our confidence that there is, and always will be, a strong future ahead for concerts and live events.”

Liquidity
As of March 31, 2020, Live Nation’s total cash and cash equivalents balance was $3.3 billion, which included $817 million of free cash and $2.0 billion of event-related deferred revenue. In addition, the company has available debt capacity of $963 million from its revolving credit facilities and undrawn term loan A. The addition of this $1.2 billion in proceeds from these new notes gives the company sufficient liquidity while preserving the existing available debt capacity.

About Live Nation Entertainment
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship. For additional information, visit www.livenationentertainment.com.

Contact:
Jackie Beato
(310) 975-6858
Investors: IR@livenation.com
Media: Media@livenation.com

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding intended use of proceeds; the company’s ability to ramp up business; the future prospects for concerts and live events; and the company’s operational cash burn rate for the remainder of 2020. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, near- and long-term impacts of the global COVID-19 pandemic, and operational challenges associated with selling tickets and staging events. The company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarter ended March 31, 2020, which contains and identifies important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Based upon changing conditions, should any risk or uncertainty that has already materialized, such as, for example, the risks and uncertainties posed by the global COVID-19 pandemic, worsen in scope, impact or duration, or should one or more of the currently unrealized risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. The company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise, except as may be required by law.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures.

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2020
Cash and cash equivalents	$3,269.9
Client cash	(841.5)
Deferred revenue—event-related	(1,960.7)
Accrued artist fees	(51.6)
Collections on behalf of others	(46.2)
Prepaid expenses—event-related	447.4
Free cash	$817.3